UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State of incorporation or organization)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
6.25% Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

                The purpose of this amendment to the Form 8-A filed by Chesapeake Energy Corporation on June 28, 2006 is to state the correct filing date of the Prospectus, as supplemented. The original Form 8-A stated that the Prospectus was filed with the Commission on June 28, 2006. The correct filing date for this Prospectus was June 29, 2006, as stated in this amendment.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of 6.25% Mandatory Convertible Preferred Stock, par value $.01 and liquidation preference $250 per share (the "Preferred Stock"), of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Preferred Stock set forth under the caption "Description of Preferred Stock" in the Prospectus Supplement dated June 27, 2006 to the Prospectus dated December 8, 2005 forming a part of the Registrant’s registration statement on Form S-3 (No. 333-130196). Such Prospectus, as supplemented, was filed with the Commission by the Registrant pursuant to Rule 424(b)(5) under the Securities Act of 1933 on June 29, 2006.

Item 2. Exhibits.

The following exhibits are filed pursuant to the Instruction to Item 2:

Exhibit No.	Description
1.

Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005. Amendment to Registrant’s Restated Certificate of Incorporation dated June 14, 2006. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K dated June 15, 2006.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005. Third Amendment to the Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K dated June 15, 2006.

3.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended. Incorporated herein by reference Exhibit 3.1.4 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 5.0% Cumulative Convertible Preferred Stock (Series 2003). Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 6, 2006.

4.

Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.5 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 4.125% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 6, 2006.

5.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

9.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998.

10.	Amendment No. 2 to Rights Agreement dated March 3, 2006.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:

CHESAPEAKE ENERGY CORPORATION
/s/ MARTHA A. BURGER
Martha A. Burger
Treasurer and Senior Vice President -
Human Resources

Date:	July 7, 2006

EXHIBIT INDEX
Exhibit No.	Document Description
1.

Registrant’s Restated Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 10-Q for the quarter ended March 31, 2005. Amendment to Registrant’s Restated Certificate of Incorporation dated June 14, 2006. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K dated June 15, 2006.

2.

Registrant’s Certificate of Designation for Series A Junior Participating Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2005. Third Amendment to the Certificate of Designation for Series A Junior Participating Preferred Stock. Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K dated June 15, 2006.

3.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2003), as amended. Incorporated herein by reference Exhibit 3.1.4 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 5.0% Cumulative Convertible Preferred Stock (Series 2003). Incorporated herein by reference to Exhibit 3.1.2 to Registrant’s Form 8-K filed June 6, 2006.

4.

Registrant’s Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended. Incorporated herein by reference to Exhibit 3.1.5 to Registrant’s Form 10-K for the year ended December 31, 2005. Certificate of Elimination for 4.125% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1.1 to Registrant’s Form 8-K filed June 6, 2006.

5.

Registrant’s Certificate of Designation for 5.0% Cumulative Convertible Preferred Stock (Series 2005). Incorporated herein by reference to Exhibit 3.1.6 of the Registrant’s Form 10-Q for the quarter ended March 31, 2005.

6.

Registrant’s Certificate of Designation of 4.50% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed September 15, 2005.

7.

Registrant’s Certificate of Designation of 5.0% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed November 9, 2005.

8.	Registrant’s Amended and Restated Bylaws. Incorporated herein by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2003.

9.

Rights Agreement dated July 15, 1998 between Registrant and UMB Bank, N.A., as Rights Agent. Incorporated herein by reference to Exhibit 1 to Registrant’s registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form10-Q for the quarter ended September 30, 1998.

10.	Amendment No. 2 to Rights Agreement dated March 3, 2006.

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